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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2002

Quidel Corporation (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)
10165 McKellar Court, San Diego, CA (Address of Principal Executive Offices)		92121-4201 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        On May 8, 2002, the Board of Directors of Quidel Corporation (the "Company") considered and approved an Amendment (the "Amendment") to the Company's Rights Agreement, dated as of December 31, 1996 (the "Rights Agreement"), by and between the Company and American Stock Transfer & Trust Company as Rights Agent. A copy of the Rights Agreement is included as an exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 14, 1997. The Company and the Rights Agent entered into the Amendment to the Rights Agreement, effective as of May 9, 2002. A copy of the Amendment is attached hereto as Exhibit 4.1.

        The Amendment amends the Rights Agreement to permit a specified significant stockholder (with its affiliates), subject to certain conditions, to increase its percentage beneficial ownership of the Company to more than 15% but less than 20% without being deemed an "Acquiring Person" under the Rights Agreement.

        The Company's Board of Directors also approved an agreement with the specified significant stockholder related to the Amendment.

Item 7.    Exhibits

        Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

Exhibit	Description
4.1	Amendment to Rights Agreement, effective as of May 9, 2002, by and between Quidel Corporation and American Stock Transfer & Trust Company.
99.1	Press Release issued May 13, 2002, by Quidel Corporation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Quidel Corporation
Date: May 13, 2002	By:	/s/ S. WAYNE KAY
	Name:	S. Wayne Kay
	Title:	President & CEO

EXHIBIT INDEX

Exhibit	Description
4.1	Amendment to Rights Agreement, effective as of May 9, 2002, by and between Quidel Corporation and American Stock Transfer & Trust Company.
99.1	Press Release issued May 13, 2002, by Quidel Corporation.

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SIGNATURE
EXHIBIT INDEX